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                                                                    EXHIBIT 99.1






                               MOLEX INCORPORATED
                              2222 Wellington Court
                              Lisle, IL 60532-1682


                                February 17, 2000


PERSONAL & CONFIDENTIAL

Sheldahl, Inc.
1150 Sheldahl Road
Northfield, Minnesota

Attention:        Edward L. Lundstrom, Chief Executive Officer

Gentlemen:

         We appreciate the opportunity we have had to discuss with you a potential transaction to acquire the remaining equity interests of Sheldahl, Inc., a Minnesota corporation (the "Company") not currently owned by Molex Incorporated ("Molex"). The general terms and conditions of the potential transaction have been provided to us by you immediately prior to executing this agreement (the "General Terms").

         As we have discussed, the next phase of this process will involve intensive effort as well as substantial expense on the part of Molex. Accordingly, in order to induce Molex to proceed to the next phase of our discussions and negotiations (including the drafting and negotiation of a definitive acquisition agreement), and to continue its business, financial and legal due diligence efforts, we are writing to confirm our understanding that, from the date hereof and until the earlier of (i) the execution of a definitive acquisition agreement and (ii) March 10, 2000: (A) none of the Company or any of its subsidiaries or affiliates, nor any officers, directors, agents or representatives (including any investment banking, legal or accounting firm retained by the Company or any of its subsidiaries) of the Company or any of its subsidiaries, in each case who have been informed or are otherwise aware of a potential transaction with Molex, shall directly or indirectly (1) initiate, solicit or seek, any inquiries or take any action to knowingly facilitate the making or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any substantial portion of the assets or any equities securities of, the Company or any of its subsidiaries or divisions (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (2) engage in any negotiations concerning, or provide any confidential information or data to, any person relating to an Acquisition Proposal, or (3) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal or engage in any activity which is reasonably likely to lead to an Acquisition Proposal or an inquiry with respect thereto; (B) the Company and each of its subsidiaries, affiliates, officers, directors and representatives, in each case who have been informed or are otherwise aware of a potential transaction with Molex will cease any current discussions regarding any Acquisition Proposal or similar transaction and (C) the Company will promptly notify Molex in the event that it or any of its representatives or agents receives any

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indication of interest or proposal concerning an Acquisition Proposal which the
Company reasonably believes is bona fide and that is or may lead to a proposal that could be more favorable to the Company's stockholders than the transaction contemplated by the General Terms, indicating the terms and conditions of any proposed offers.

         In addition, except as may be required by applicable law, rule, regulation, order or decree upon receipt of the advice of outside counsel, or as otherwise mutually agreed, each of the Company and Molex, on behalf of itself and its directors, officers, affiliates, employees, advisors and representatives, agrees to keep strictly confidential all terms of the proposed transaction. Each party shall promptly notify the other party in the event that it becomes aware of any breach of this agreement. Notwithstanding the foregoing, nothing in this letter shall prevent the Company or its Board of Directors (or in the case of (C) below, Molex or its board of directors) from (A) complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) issuing a "stop-look-and-listen" press release in form and substance contemplated by Rule 14d-9(f) promulgated under the Exchange Act in response to any publicly disclosed Acquisition Proposal or (C) making any disclosure (i) which, upon receipt of advice of outside counsel, is required by applicable law, rule, regulation, order or decree or (ii) pursuant to the request or demand of any regulatory authority or NASDAQ; provided that the Company or the Board of Directors shall consult with Molex prior to making any such disclosure.

         The Company shall promptly pay Molex $750,000 in cash as a non-accountable expense reimbursement upon the first to occur of any of the following: (1) in the event there is a breach by the Company of its obligations set forth in preceding paragraphs (other than an inadvertent immaterial breach);
(2) in the event Molex has prior to March 11, 2000 furnished the Company with an offer to enter into a definitive agreement on terms consistent with the General Terms which offer the Company does not accept; or (3) in the event that the Company enters into an agreement with respect to an Acquisition Proposal or consummates an Acquisition Proposal within six months after the date of this letter with any person or entity that made a Takeover Proposal Interest on or after the date hereof and prior to March 11, 2000, provided that (x) such Acquisition Proposal provides for consideration to be received by holders of the Company's Common Stock with a value of not less than $7.50 per share and (y) Molex has not advised the Company in writing prior to March 11, 2000 that it would only be willing to consider a potential transaction to acquire the remaining equity interests of the Company at a price per share for each issued and outstanding share of Common Stock of the Company less than $7.75. The term "Takeover Proposal Interest" shall mean any expression of interest, proposal or offer received by the Company or any of the Company's representatives regarding an Acquisition Proposal or the possibility or consideration of making an Acquisition Proposal.

         This agreement is not an offer by Molex to enter into a transaction with the Company or any of its stockholders or affiliates and does not create any binding obligation on Molex to propose, offer or enter into an agreement with respect to any Acquisition Proposal. Any determination as to whether Molex will make any offer or pursue any potential transaction shall remain within Molex's sole discretion. This agreement does not modify, amend or supersede any other agreement between the Company and Molex except to the extent, if any, as expressly provided herein, including the Agreement Relating to Sheldahl dated November 18, 1998 between the Company and Molex.



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         Notwithstanding anything herein to the contrary, in the event, prior to
March 11, 2000 and subject to extension by mutual agreement of the parties, Molex and the Company have not entered into a definitive agreement on terms consistent with the terms and conditions provided by the Company to Molex, the Company shall be free to take any action otherwise prohibited in the second paragraph of this agreement.

         The Company represents and warrants to Molex that it has taken all action necessary so that the execution of this agreement and an announcement thereof will not result in the occurrence of a "Distribution Date" as such term is defined in the Company's Rights Agreement dated as of June 16, 1996, as amended.

         If you are in agreement with the foregoing, please indicate your acceptance by signing below and returning an executed copy of this letter to us.

                                   Very truly yours,

                                   MOLEX INCORPORATED


                                   By:    /s/ Frederick A. Krehbiel
                                         ---------------------------------------
                                   Name:  Frederick A. Krehbiel
                                          --------------------------------------
                                   Title: Chairman and Chief Executive Officer
                                          --------------------------------------


Acknowledged and agreed to this
17th day of February, 2000.

SHELDAHL, INC.


By:  /s/ Edward L. Lundstrom
    ------------------------------------------
Name:  Edward L. Lundstrom
       ---------------------------------------
Title: President and Chief Executive Officer
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